Exhibit 10.3

COBRA OIL & GAS COMPANY

	17790 E. Purdue Place	t: 303 618-2855
	Aurora, Colorado	f: 303 766-0637
U. S. A. 80013

COLORADO OIL & GAS, INC.	May 15, 2006
7260 Osceola Street
Westminster, Colorado 80030
U.S.A.

Re: JOINT VENTURE AGREEMENT

Colorado Oil & Gas, Inc. (COG) does hereby agrees to purchase a 25% (twenty five percent) working interest in the Mike Prospect in Adams County, Colorado, Section 23,24-1S-62W.

  COG will pay 25% of the up-front Prospect Fee & Land Costs upon execution of this agreement.

Land	$20,000.00
Prospect Fee	3,000.00
Total Costs	$23,000.000
COG Costs	$ 5,750.00	(25% of $23,000.00)

  COG will pay 25% of any lease rentals required.

  COG will pay 25% of the costs of drilling and completion upon receipt of an AFE.

COLORADO OIL & GAS, INC.
By: William W. Steward	Signature: WILLIAM W. STEWARD
Title: President/CEO